Exhibit 2


                             AGREEMENT AND PLAN OF MERGER



                                     BY AND AMONG



                              INITIAL ACQUISITION CORP.,
                               A DELAWARE CORPORATION,

                                  HOLLIS-EDEN, INC.,
                               A DELAWARE CORPORATION,

                                  SALVATORE J. ZIZZA
                  (FOR PURPOSES OF SECTION 5.6 AND ARTICLE XI ONLY)

                                         AND

                                  RICHARD B. HOLLIS
                  (FOR PURPOSES OF SECTION 5.6 AND ARTICLE XI ONLY)

                                  TABLE OF CONTENTS
                                                                       PAGE

                                      ARTICLE I

                       ADOPTION OF AGREEMENT AND PLAN OF MERGER . . . .   2
          1.1   The Merger  . . . . . . . . . . . . . . . . . . . . . .   2
          1.2   Effective Date of the Merger  . . . . . . . . . . . . .   2
          1.3   Surviving Corporation . . . . . . . . . . . . . . . . .   2
          1.4   Certificate of Incorporation of the
                Surviving Corporation . . . . . . . . . . . . . . . . .   2
          1.5   By-laws of the Surviving Corporation  . . . . . . . . .   2
          1.6   Directors and Officers  . . . . . . . . . . . . . . . .   3
          1.7   Plan of Merger  . . . . . . . . . . . . . . . . . . . .   3
          1.8   Exchange and Conversion of Shares of Hollis-Eden
                Common Stock and Outstanding Hollis-Eden Warrants and
                Hollis-Eden Options . . . . . . . . . . . . . . . . . .   7

                                      ARTICLE II

                                       CLOSING  . . . . . . . . . . . .   8
          2.1   Closing Date  . . . . . . . . . . . . . . . . . . . . .   8
          2.2   Execution of Formal Merger Documents  . . . . . . . . .   8


                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF HOLLIS-EDEN . . .   9
          3.1   Due Incorporation . . . . . . . . . . . . . . . . . . .   9
          3.2   Due Authorization . . . . . . . . . . . . . . . . . . .   9
          3.3   Consents and Approvals; Non-Contravention . . . . . . .  10
          3.4   Capitalization  . . . . . . . . . . . . . . . . . . . .  11
          3.5   Financial   Statements;   Undisclosed  Liabilities;   Other
                Documents . . . . . . . . . . . . . . . . . . . . . . .  11
          3.6   No Adverse Effects or Changes . . . . . . . . . . . . .  11
          3.7   Title to Properties . . . . . . . . . . . . . . . . . .  12
          3.8   Liabilities . . . . . . . . . . . . . . . . . . . . . .  12
          3.9   Intellectual Property . . . . . . . . . . . . . . . . .  12
          3.10  Contracts . . . . . . . . . . . . . . . . . . . . . . .  13
          3.11  Insurance . . . . . . . . . . . . . . . . . . . . . . .  15
          3.12  Employee Benefit Plans  . . . . . . . . . . . . . . . .  15
          3.13  Employees; Labor Matters  . . . . . . . . . . . . . . .  15
          3.14  Tax Matters . . . . . . . . . . . . . . . . . . . . . .  16
          3.15  Environmental Regulations . . . . . . . . . . . . . . .  17
          3.16  Litigation  . . . . . . . . . . . . . . . . . . . . . .  17
          3.17  No Conflict of Interest . . . . . . . . . . . . . . . .  18
          3.18  Bank Accounts . . . . . . . . . . . . . . . . . . . . .  18
          3.19  Compliance with Laws. . . . . . . . . . . . . . . . . .  18
          3.20  Broker's/Finder's Fees  . . . . . . . . . . . . . . . .  18
          3.21  Board Recommendation  . . . . . . . . . . . . . . . . .  18

                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF IAC . . . . .  19
          4.1   Due Incorporation . . . . . . . . . . . . . . . . . . .  19
          4.2   Due Authorization . . . . . . . . . . . . . . . . . . .  19
          4.3   Consents and Approvals; Non-Contravention . . . . . . .  19
          4.4   Capitalization  . . . . . . . . . . . . . . . . . . . .  20
          4.5   Financial   Statements;   Undisclosed  Liabilities;   Other
                Documents . . . . . . . . . . . . . . . . . . . . . . .  20
          4.6   No Adverse Effects or Changes . . . . . . . . . . . . .  21
          4.7   Title to Properties . . . . . . . . . . . . . . . . . .  21
          4.8   Liabilities . . . . . . . . . . . . . . . . . . . . . .  21
          4.9   Real Property . . . . . . . . . . . . . . . . . . . . .  21
          4.10  Intellectual Property . . . . . . . . . . . . . . . . .  21
          4.11  Contracts . . . . . . . . . . . . . . . . . . . . . . .  22
          4.12  Employee Benefit Plans  . . . . . . . . . . . . . . . .  23
          4.13  Tax Matters . . . . . . . . . . . . . . . . . . . . . .  23
          4.14  Litigation  . . . . . . . . . . . . . . . . . . . . . .  24
          4.15  No Conflict of Interest . . . . . . . . . . . . . . . .  24
          4.16  Bank Accounts . . . . . . . . . . . . . . . . . . . . .  25
          4.17  Compliance with Laws  . . . . . . . . . . . . . . . . .  25
          4.18  Broker's/Finder's Fees  . . . . . . . . . . . . . . . .  25
          4.19  Board Recommendation  . . . . . . . . . . . . . . . . .  25
          4.20  Employee Matters  . . . . . . . . . . . . . . . . . . .  25
          4.21  SEC Filings . . . . . . . . . . . . . . . . . . . . . .  26

                                      ARTICLE V

                                      COVENANTS . . . . . . . . . . . .  26
          5.1   Implementing Agreement  . . . . . . . . . . . . . . . .  26
          5.2   Access to Information and Facilities  . . . . . . . . .  26
          5.3   Preservation of Business  . . . . . . . . . . . . . . .  26
          5.4   IAC and Hollis-Eden Stockholders' Meetings  . . . . . .  29
          5.5   Registration of IAC Common Stock  . . . . . . . . . . .  29
          5.6   Agreement to Vote . . . . . . . . . . . . . . . . . . .  30
          5.7   Blue Sky Compliance . . . . . . . . . . . . . . . . . .  30
          5.8   Listing . . . . . . . . . . . . . . . . . . . . . . . .  31
          5.9   Consents and Approvals  . . . . . . . . . . . . . . . .  31
          5.10  Maintenance of Insurance  . . . . . . . . . . . . . . .  31
          5.11  Supplemental Information  . . . . . . . . . . . . . . .  31
          5.12  Hollis-Eden Lock-Up Letters . . . . . . . . . . . . . .  31
          5.13  Patent Analyses . . . . . . . . . . . . . . . . . . . .  31

                                      ARTICLE VI

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                        OF IAC  . . . . . . . . . . . .  33
          6.1   Warranties True as of Both Present Date and
                Closing Date  . . . . . . . . . . . . . . . . . . . . .  33
          6.2   Compliance With Agreements and Covenants  . . . . . . .  33
          6.3   Consents and Approvals  . . . . . . . . . . . . . . . .  33
          6.4   Documents . . . . . . . . . . . . . . . . . . . . . . .  33
          6.5   No Material Adverse Change  . . . . . . . . . . . . . .  34
          6.6   Actions or Proceedings  . . . . . . . . . . . . . . . .  34
          6.7   Opinion of Counsel for Hollis-Eden  . . . . . . . . . .  34
          6.8   Approval of Merger  . . . . . . . . . . . . . . . . . .  34
          6.9   IAC Redemption Right  . . . . . . . . . . . . . . . . .  34
          6.10  Patent Infringement and Patent Validity Analyses  . . .  34
          6.11  Appointment of Zizza as a Director  . . . . . . . . . .  34

                                     ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLLIS-EDEN  .  34
          7.1   Warranties True as of Both Present Date and
                Closing Date  . . . . . . . . . . . . . . . . . . . . .  35
          7.2   Compliance with Agreements and Covenants  . . . . . . .  35
          7.3   Consents and Approvals  . . . . . . . . . . . . . . . .  35
          7.4   Documents . . . . . . . . . . . . . . . . . . . . . . .  35
          7.5   No Material Adverse Change  . . . . . . . . . . . . . .  35
          7.6   Actions or Proceedings  . . . . . . . . . . . . . . . .  35
          7.7   Opinion of Counsel for IAC  . . . . . . . . . . . . . .  35
          7.8   Approval of Merger  . . . . . . . . . . . . . . . . . .  35
          7.9   Registration Statement Effective  . . . . . . . . . . .  35
          7.10  IAC Cash Position . . . . . . . . . . . . . . . . . . .  35

                                     ARTICLE VIII

                                DELIVERIES AT CLOSING . . . . . . . . .  36
          8.1   Deliveries by Hollis-Eden . . . . . . . . . . . . . . .  36
          8.2   Deliveries by IAC . . . . . . . . . . . . . . . . . . .  36

                                      ARTICLE IX

                             TERMINATION; TERMINATION FEE . . . . . . .  37
          9.1   Termination . . . . . . . . . . . . . . . . . . . . . .  37
          9.2   Effect of Termination . . . . . . . . . . . . . . . . .  38
          9.3   Termination Fee . . . . . . . . . . . . . . . . . . . .  38

                                      ARTICLE X

                                     EXCLUSIVITY  . . . . . . . . . . .  38

                                      ARTICLE XI

                                   INDEMNIFICATION  . . . . . . . . . .  38
          11.1  Survival  . . . . . . . . . . . . . . . . . . . . . . .  38
          11.2  Indemnification by Hollis . . . . . . . . . . . . . . .  39
          11.3  Indemnification by Zizza  . . . . . . . . . . . . . . .  39
          11.4  Notice and Right to Defend Third Party Claims . . . . .  40

                                     ARTICLE XII

                                    MISCELLANEOUS . . . . . . . . . . .  41
          12.1  Expenses  . . . . . . . . . . . . . . . . . . . . . . .  41
          12.2  Amendment . . . . . . . . . . . . . . . . . . . . . . .  41
          12.3  Confidentiality and Return of Information . . . . . . .  41
          12.4  Notices . . . . . . . . . . . . . . . . . . . . . . . .  41
          12.5  Waivers . . . . . . . . . . . . . . . . . . . . . . . .  42
          12.6  Interpretation  . . . . . . . . . . . . . . . . . . . .  42
          12.7  Applicable Law  . . . . . . . . . . . . . . . . . . . .  42
          12.8  Assignment  . . . . . . . . . . . . . . . . . . . . . .  42
          12.9  No Third Party Beneficiaries  . . . . . . . . . . . . .  42
          12.10 Further Assurances  . . . . . . . . . . . . . . . . . .  43
          12.11 Severability  . . . . . . . . . . . . . . . . . . . . .  43
          12.12 Remedies Cumulative . . . . . . . . . . . . . . . . . .  43
          12.13 Entire Understanding  . . . . . . . . . . . . . . . . .  43
          12.14 Counterparts  . . . . . . . . . . . . . . . . . . . . .  43


                                       EXHIBITS

          Exhibit A -     Form of Certificate of Merger
          Exhibit B -     Form of Opinion of Counsel for Hollis-Eden
          Exhibit C -     Form of Opinion of Counsel for IAC
          Exhibit D -     Form of Escrow Agreement


                                      SCHEDULES

          Schedule 3.1    Hollis-Eden Due Incorporation
          Schedule 3.2    Hollis-Eden Consents and Approvals
          Schedule 3.4    Hollis-Eden Capitalization
          Schedule 3.5    Hollis-Eden Undisclosed Liabilities
          Schedule 3.6    Hollis-Eden No Adverse Effects or Changes
          Schedule 3.7    Hollis-Eden Title to Properties
          Schedule 3.8    Hollis-Eden Liabilities
          Schedule 3.9    Hollis-Eden Intellectual Property
          Schedule 3.10   Hollis-Eden Contracts
          Schedule 3.11   Hollis-Eden Insurance
          Schedule 3.12   Hollis-Eden Employee Benefit Plans
          Schedule 3.13   Hollis-Eden Employees; Labor Matters
          Schedule 3.14   Hollis-Eden Tax Matters
          Schedule 3.16   Hollis-Eden Litigation
          Schedule 3.17   Hollis-Eden Conflicts of Interest
          Schedule 3.18   Hollis-Eden Bank Accounts
          Schedule 3.19   Hollis-Eden Compliance with Laws
          Schedule 3.20   Hollis-Eden Broker's/Finder's Fee
          Schedule 5.13   Hollis-Eden Products
          Schedule 4.4    IAC Capitalization
          Schedule 4.6    IAC No Adverse Effects or Changes
          Schedule 4.10   IAC Intellectual Property
          Schedule 4.11   IAC Contracts
          Schedule 4.15   IAC No Conflict of Interest
          Schedule 4.16   IAC Bank Accounts

                             AGREEMENT AND PLAN OF MERGER
                             ----------------------------


                    AGREEMENT AND PLAN OF MERGER dated as of November 1, 1996, by and among INITIAL ACQUISITION CORP., a Delaware corporation ("IAC"), SALVATORE J. ZIZZA, an individual ("Zizza") (for purposes of Section 5.6 and Article XI only), HOLLIS-EDEN, INC., a Delaware corporation ("Hollis-Eden"), and RICHARD B. HOLLIS, an individual ("Hollis") (for purposes of Section 5.6 and Article XI only).


                                W I T N E S S E T H :
                                - - - - - - - - - -


                    WHEREAS, IAC desires to acquire Hollis-Eden, and Hollis-Eden desires to be acquired by IAC, through the merger of Hollis-Eden with and into IAC pursuant to the terms hereinafter set forth (the "Merger"); and

                    WHEREAS, IAC and Hollis-Eden each intend, for Federal income tax purposes, that the Merger contemplated hereby constitutes a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                    WHEREAS, the Board of Directors of IAC deems it advisable and in the best interest of IAC that Hollis-Eden be merged with and into IAC upon the terms and conditions hereinafter specified; and

                    WHEREAS, the Board of Directors of Hollis-Eden deems it advisable and in the best interest of Hollis-Eden that Hollis-Eden be merged with and into IAC upon the terms and conditions hereinafter specified; and

                    WHEREAS, IAC has an authorized capital stock consisting of 10,000,000 shares of Common Stock, $.01 par value per share (the "IAC Common Stock"), of which 833,250 shares are currently issued and outstanding, and 5,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which no shares are currently issued or outstanding; and

                    WHEREAS, Hollis-Eden has an authorized capital stock consisting of 30,000,000 shares of Common Stock, $.0001 par value per share (the "Hollis-Eden Common Stock"), of which 4,911,004 shares are currently issued and outstanding; and

                    WHEREAS, Hollis-Eden currently also has outstanding Common Stock purchase warrants and options entitling the holders thereof to purchase an aggregate of up to 2,279,650 shares of Hollis-Eden Common Stock, all as further described herein (collectively, the "Hollis-Eden Warrants and Options"); and

                    WHEREAS,   Zizza   and   Hollis   are   the   principal
          stockholders of IAC and Hollis-Eden, respectively.

                    NOW,   THEREFORE,  in   consideration  of   the  mutual
          covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      ARTICLE I

                       ADOPTION OF AGREEMENT AND PLAN OF MERGER

                    1.1   The Merger.  At the Effective Time (as defined in
                          ----------
          Section 1.2 herein), in accordance with this Agreement and the relevant provisions of the Delaware General Corporation Law (the "DGCL"), Hollis-Eden shall be merged with and into IAC. IAC shall be the Surviving Corporation to the Merger (the "Surviving Corporation") and IAC shall continue, and be deemed to continue, for all purposes after the Merger. The existence of Hollis-Eden shall cease at the Effective Time as a consequence of the Merger. Immediately following the Effective Time, the name of IAC shall be changed to "Hollis-Eden Pharmaceuticals, Inc."

                  1.2  Effective Date of the Merger. This Agreement shall
                       -----------------------------
          be submitted to the stockholders of each of Hollis-Eden and IAC as provided in Section 5.4 hereof, for approval as soon as practicable after the Registration Statement (as defined in
          Section 5.4 below) has been declared effective by the Securities and Exchange Commission (the "SEC"). Subject to the terms and conditions hereof, including, without limitation, IAC's and Hollis-Eden's right to terminate this Agreement without liability in accordance with Article IX hereof, upon the authorization, approval and adoption of this Agreement by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of IAC Common Stock and the affirmative vote of the holders of not less than a majority of the outstanding shares of Hollis-Eden Common Stock, both as provided by the DGCL and the respective Certificates of Incorporation of IAC and Hollis-Eden, a Certificate of Merger, substantially in the form annexed hereto as Exhibit A (the "Certificate of Merger"), shall be executed in accordance with Section 103 of the DGCL and delivered to the Secretary of State of Delaware for filing (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date").

                    1.3   Surviving Corporation.  Following the Merger, IAC
                          ---------------------
          shall continue to exist under, and be governed by, the laws of the State of Delaware. Immediately following the Effective Time, IAC's name shall be changed to "Hollis-Eden Pharmaceuticals, Inc."

                    1.4   Certificate of Incorporation of the Surviving
                          ----------------------------------------------
          Corporation.  The Certificate of Incorporation of Hollis-Eden, as
          -----------
          in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time, IAC will include in the Certificate of Merger a statement that IAC is, immediately following the Effective Time, changing its name to "Hollis-Eden Pharmaceuticals, Inc."

                  1.5 By-laws of the Surviving Corporation. The By-laws
                      ------------------------------------
          of Hollis-Eden, as in effect at the Effective Time, shall continue in full force and effect as the By-laws of the Surviving Corporation.

                  1.6 Directors and Officers. The  directors  and officers
                      ----------------------
          of the Surviving Corporation immediately following the Merger shall be as follows:


                     Name                               Positions
                     ----                               ---------

          Richard B. Hollis                  Chairman, President  and Chief
                                             Executive Officer and Director

          Patrick T. Prendergast, Ph.D.      Chief    Scientific   Officer,
                                             Director

          Thomas Charles Merigan, Jr., M.D.  Director,   Chairman   of  the
                                             Scientific Advisory Board

          Robert W. Weber                    Vice President-Controller

          Lois Rezler, Ph.D.                 Vice      President-Regulatory
                                             Affairs

          J. Paul Bagley III                 Director

          Salvatore J. Zizza                 Director

          Brendan R. McDonnell               Director

                    Such directors and officers shall continue to hold office until the next annual meetings of the stockholders and directors of the Surviving Corporation or until their successors shall have been duly elected and shall have qualified.

                 1.7 Plan of Merger. The method  of  effecting the Merger
                     --------------
          and the basis for exchanging and converting the outstanding Common Stock of Hollis-Eden and the outstanding Hollis-Eden Warrants and Options into shares of Common Stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), warrants to purchase shares of Surviving Corporation Common Stock and options to purchase shares of Surviving Corporation Common Stock shall be as follows:

                          (a)(i) Each issued and outstanding share of Hollis-Eden Common Stock (other than those shares of Hollis-Eden Common Stock held by stockholders who shall have perfected their rights to appraisal pursuant to Section 262 of the DGCL and shall not have withdrawn or otherwise lost such rights (the "Dissenting Stockholders")) shall, at the Effective Time, by virtue of the Merger and without further action, be deemed canceled and cease to exist and, upon presentation for surrender of a certificate representing such share by each stockholder of Hollis-Eden participating in the Merger (collectively, the "Participating Stockholders"), shall be converted into one share of Surviving Corporation Common Stock.

                          (ii) At the Effective Time, each issued and outstanding Hollis-Eden Warrant shall, by virtue of the Merger and without further action, be deemed canceled and cease to exist and, upon presentation for surrender of a certificate representing such Hollis-Eden Warrant in accordance with Section
          1.8 hereof, shall be converted into a warrant to purchase shares of Surviving Corporation Common Stock, at an exercise price and for an exercise period which is the same, respectively, as the exercise price and the exercise period of the particular Hollis-Eden Warrant (collectively, the "Surviving Corporation Warrants").

                          (iii) At the Effective Time, each issued and outstanding Hollis-Eden Option shall, by virtue of the Merger and without further action, be deemed to be assumed by the Surviving Corporation and modified so that, in lieu of having the right to purchase shares of Hollis-Eden Common Stock upon exercise, the holder will have the right to purchase shares of Surviving
          Corporation Common Stock upon exercise (collectively, the "Surviving Corporation Options") at an exercise price and for an exercise period which is the same, respectively, as the exercise price and exercise period of the particular Hollis-Eden Option. The Surviving Corporation, at the Effective Time, will assume all of Hollis-Eden's obligations under any option agreement evidencing the grant of such Hollis-Eden Options.

                          (iv) IAC will establish, subject to IAC stockholder ratification and approval at the meeting of stockholders of IAC to be held to approve the transactions contemplated by the Merger (the "IAC Stockholders' Meeting") prior to the Effective Time, an Employee Stock Option Plan (the "IAC Employee Stock Option Plan") pursuant to which certain of the Surviving Corporation Options referenced in clause (iii) above will be governed. Such IAC Employee Stock Option Plan will be on similar terms and conditions as the Hollis-Eden Employee Stock Option Plan pursuant to which certain of the Hollis-Eden Employee Stock Options were originally granted.

                          (b)(i) Notwithstanding Section 1.7(a) above, shares of Hollis-Eden Common Stock which are held by a Dissenting Stockholder who has properly preserved and perfected dissenters' rights with respect to such shares pursuant to Section 262 of the DGCL shall not be converted into the right to receive shares of Surviving Corporation Common Stock pursuant to Section 1.7(a)(i) hereof, and instead shall be treated in accordance with those provisions of the DGCL unless and until the right of such Dissenting Stockholder under Section 262 of the DGCL to payment for his shares shall cease.

                          (ii) If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Dissenting Stockholder's right to payment for any of such Dissenting Stockholder's shares under Section 262 of the DGCL, such Dissenting Stockholder's shares shall automatically be converted into the right to receive shares of Surviving Corporation Common Stock in accordance with Section 1.7(a)(i) hereto.

                          (iii) Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the fair value of any such Dissenting Stockholder's shares shall receive payment therefor from the Surviving Corporation pursuant to Section 262 of the DGCL.

                          (c)(i)   As  a condition  to the  consummation of
          the Merger, IAC is required to obtain the consent of its stockholders to the Merger. The beneficial owners of 600,000 shares of IAC Common Stock currently have the right, in lieu of approving the Merger, to require IAC to redeem their shares of IAC Common Stock (the "Redemption Right"). Those IAC stockholders possessing the Redemption Right (the "Solicited Stockholders") shall be solicited by IAC and offered the opportunity to exchange their Redemption Right for the right to receive additional shares of common stock of the Surviving Corporation (the "Additional Merger Shares") in accordance with this Section 1.7(c).

                          (ii)     In order to perfect the right to receive
          the Additional Merger Shares, if any, a Solicited Stockholder must (A) not exercise his Redemption Right in connection with the Merger and (B) within 60 days following the Effective Time, take whatever action that may be necessary to cause such Solicited
          Stockholder to become the registered owner of his shares of Surviving Corporation Common Stock (each, a "Rights Share" and, collectively, the "Rights Shares"). By not exercising his Redemption Right in connection with the Merger, a Solicited Stockholder shall be deemed to have waived his Redemption Right and accepted IAC's offer to receive the right to receive
          Additional Merger Shares, if any are issued (provided such Solicited Stockholder is not a Dissenting Stockholder and becomes the registered owner of his shares of Surviving Corporation
          Common Stock as provided above). As soon as practicable following the 60th day following the Effective Time, the Surviving Corporation will cause to be issued to each Solicited Stockholder who shall have perfected his right to receive Additional Merger Shares, if any, certificates evidencing one right (each, a "Right" and, collectively, the "Rights") for each Rights Share held by such Solicited Stockholder (the "Rights Certificates"). The Rights Certificates shall not be transferable, assignable, subject to pledge or otherwise alienable, and the registered holder of such Rights Certificates shall forfeit the number of Rights (the "Forfeited Rights") equal to the number of Shares of Surviving Corporation Common Stock sold or otherwise transferred by such holder during the period commencing at the Effective Time and ending on the date that a final determination of whether any Additional Merger Shares will be issued is made (i.e., the second anniversary of the Effective
          Date) (the "Holding Period"). The Forfeited Rights, at the moment of such sale or transfer, shall be null and void and have no further force or effect.

                          (iii) Additional Merger Shares, if any, shall be issued to the holders of Rights Certificates who have not otherwise forfeited their Rights as a result of their selling or otherwise transferring shares of Surviving Corporation Common Stock during the Holding Period if, at no time during the 24-month period immediately following the Effective Date, the average Closing Price per share of Surviving Corporation Common Stock over a period of 20 consecutive trading days equals or exceeds $20.00 per share (subject to adjustment as set forth in subsection (c)(vi) below). The Additional Merger Shares shall be issued, in accordance with the records of the Surviving Corporation, as promptly as practicable following the second anniversary of the Effective Date to those holders of Rights Certificates who have not otherwise forfeited their Rights. The number of Additional Merger Shares, if any, to be issued to the holders of the Rights Certificates shall be calculated as follows: each outstanding Right (i.e., any Right other than the Forfeited Rights) shall entitle the holder thereof to the number of Additional Merger Shares equal to (A) the difference between
          (i)  $20.00  (subject to  adjustment as  set forth  in subsection
          (c)(vi) below) and (ii) the average of the highest 60 Closing Prices per share of Surviving Corporation Common Stock during the one-year period immediately prior to the second anniversary of the Effective Date (the "Sixty Day Average Price"), divided by
                                                                 ----------
          (B) the Sixty Day Average Price. No fractional Additional Merger Shares shall be issued. In lieu thereof, any fractional shares shall be rounded to the nearest whole share of Surviving
          Corporation Common  Stock.   The amount  of Additional Merger
          Shares, if any,  to be issued  shall be computed by  Price
          Waterhouse LLP, independent public accountants, as soon as practicable following the second anniversary of the Effective Date. The determination by Price Waterhouse LLP shall be final and binding on the Surviving Corporation and the holders of the Rights.

                          (iv)     For purposes  of  this Section  1.7  and
          Section 11.2(c), "Closing Price" per share of Surviving Corporation Common Stock on a Trading Day shall mean the last reported sale price per share of Surviving Corporation Common Stock regular way or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices regular way for such Surviving Corporation Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Surviving Corporation Common Stock is listed or admitted to trading, or if the Surviving Corporation Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price per share of such
          Surviving Corporation Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the Surviving Corporation Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system or, if such Surviving Corporation Common Stock is not listed on NASDAQ or a comparable system, the closing sale price of Surviving Corporation Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices per share, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in such Surviving Corporation Common Stock selected from time to time by the Surviving Corporation for that purpose. In addition, for purposes of this Section 1.7 and Section 11.2(c), a "Trading Day" shall mean, if such Surviving Corporation Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Surviving Corporation Common Stock was effected on such exchange on such business day, or, if such Surviving Corporation Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for Surviving Corporation Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

                          (v) Notwithstanding the foregoing, the Sixty Day Average Price shall in no event be less than $5.00 per share (subject to adjustment as set forth in subsection (c)(vi) below).

                          (vi) In the event of a stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar change or transaction of or by the Surviving Corporation following the Effective Time, the Closing Price and the Sixty Day Average Price shall be adjusted as appropriate to give proper effect to the event.

                          (vii) Notwithstanding anything to the contrary contained herein, the Surviving Corporation shall have the unilateral right to redeem and cancel all, but not less than all, of the Rights evidenced by the Rights Certificates, at a redemption price of $.001 per Right, if the Surviving Corporation, at any time during the Holding Period, closes an equity offering pursuant to which the Surviving Corporation (A) issues shares of Surviving Corporation Common Stock at a per share price of not less than $15.00 per share and (B) raises net proceeds to the Surviving Corporation of not less than $10 million.

                    1.8   Exchange and Conversion of Shares of Hollis-Eden
                          -------------------------------------------------
          Common Stock and Outstanding Hollis-Eden Warrants and Hollis-Eden
          -----------------------------------------------------------------
          Options. The manner of exchanging and converting shares of Hollis
          --------
          Eden Common Stock, Hollis-Eden Warrants and Hollis-Eden Options into shares of Surviving Corporation Common Stock, Surviving Corporation Warrants and Surviving Corporation Options, as the case may be, in accordance with Section 1.7 above, shall be as follows:

                          (a) From and after the Effective Time, American Stock Transfer & Trust Company (the "Exchange Agent") shall act as exchange agent in effecting the exchange of certificates representing shares of Hollis-Eden Common Stock pursuant to
          Section 1.7(a) hereof. As soon as practicable after the Effective Time, and after surrender to the Exchange Agent by each Participating Stockholder of certificates which prior to the Effective Time represented shares of Hollis-Eden Common Stock, the Surviving Corporation shall cause to be distributed to such Participating Stockholder in whose name such Common Stock certificates shall have been registered, or in accordance with the written instructions transmitted to the Exchange Agent by the Participating Stockholder, certificates representing shares of Surviving Corporation Common Stock, all in accordance with the provisions of Section 1.7(a) hereof. Upon the surrender by Participating Stockholders of each certificate representing shares of Hollis-Eden Common Stock, and the issuance and delivery by the Exchange Agent of certificates representing shares of Surviving Corporation Common Stock, the certificates which prior to the Effective Time represented outstanding shares of Hollis-Eden Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each such certificate representing shares of Hollis-Eden Common Stock shall be deemed for all purposes to evidence only a right to receive shares of Surviving Corporation Common Stock, and the holders of such certificates shall no longer be deemed, for any purpose, to be stockholders in Hollis-Eden.

                          (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be distributed to each holder of Hollis-Eden Warrants or Hollis-Eden Options,
          certificates  or   option  agreements,   as  the  case   may  be,
          representing Surviving Corporation Warrants or Surviving Corporation Options in accordance with Section 1.7(a) hereof. Upon the surrender by such holders of each certificate or agreement representing Hollis-Eden Warrants or Hollis-Eden Options and the delivery by the Surviving Corporation of certificates or agreements representing Surviving Corporation Warrants or Surviving Corporation Options, as the case may be, the certificates and agreements which prior to the Effective Time represented Hollis-Eden Warrants and/or Hollis-Eden Options shall be forthwith be canceled. Until so surrendered and exchanged, each such certificate or agreement representing Hollis-Eden Warrants and/or Hollis-Eden Options shall be deemed for all purposes to evidence only a right to receive Surviving Corporation Warrants or Surviving Corporation Options, as the case may be.

                          (c) Participating Stockholders or holders of Hollis-Eden Warrants or Hollis-Eden Options will, for all purposes (except for the payment of possible dividends or other distributions by the Surviving Corporation which will be withheld until the exchange of certificates discussed above), be deemed to be stockholders, warrantholders and/or optionholders of the Surviving Corporation, as the case may be, as of the Effective Time, irrespective of whether they have received their certificates representing shares of Surviving Corporation Common Stock, Surviving Corporation Warrants or Surviving Corporation Options, as the case may be.

                          (d) Immediately prior to the Effective Time, the Surviving Corporation shall provide the Exchange Agent with certificates representing the maximum number of shares of Surviving Corporation Common Stock as the Surviving Corporation may be required to issue in accordance with Section 1.7(a) hereof.

                          (e) Promptly after the Effective Time, the Exchange Agent, on behalf of Hollis-Eden and the Surviving Corporation, shall mail to each holder of record of certificates which immediately prior to the Effective Time represented shares of Hollis-Eden Common Stock, Hollis-Eden Warrants or Hollis-Eden Options, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving certificates representing shares of Surviving Corporation Common Stock, Surviving Corporation Warrants or Surviving Corporation Options therefor, as the case may be.


                                      ARTICLE II

                                       CLOSING

                    2.1   Closing Date.  The closing of the Merger (the
                          ------------
          "Closing") and the other transactions contemplated by this Agreement (the "Related Transactions") shall take place at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019 at 10:00 a.m., New York time, on January 15, 1997, or such other date, time and place as the parties hereto may agree upon (the "Closing Date").

                    2.2   Execution of Formal Merger Documents.  On the
                          ------------------------------------
          Closing Date, Hollis-Eden and IAC shall execute the Certificate of Merger as provided by the laws of the State of Delaware. The Certificate of Merger shall be transmitted by the parties to the appropriate office for filing and/or recording on the Closing Date, in order that the Merger contemplated by this Agreement shall become effective at 5:00 p.m., New York time, on the Closing Date.

                                     ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF HOLLIS-EDEN

                    In order to induce IAC to enter into this Agreement and to consummate the transactions, including the Merger, contemplated hereby, Hollis-Eden represents and warrants to IAC as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing
          Date), as follows:

                    3.1   Due Incorporation.  Hollis-Eden is a corporation
                          -----------------
          duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Hollis-Eden is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed could not have a Hollis-Eden Material
          Adverse  Effect  (as  defined  in  Section  3.6   hereof).    The
          jurisdictions in which Hollis-Eden is qualified or licensed to do business as a foreign corporation are set forth on Schedule 3.1.
	                                                      -------------
	  Hollis-Eden has no direct or indirect subsidiaries or affiliates, either wholly or partially owned, and Hollis-Eden does not hold any economic, voting or management interest in any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity (a "Person") or own any
          security issued  by any  Person. True,  correct   and  complete
          copies of the Certificate of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) and stockholders of Hollis-Eden have been, or prior to the Closing Date will have been, delivered to IAC.

                    3.2 Due  Authorization.  Hollis-Eden has  full power and
                       -----------------
          authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Hollis-Eden of this Agreement and the Certificate of Merger have been, or, in the case of the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of Hollis-Eden, and, subject to obtaining the necessary approval of the Merger by the stockholders of Hollis-Eden, no other actions or proceedings on the part of Hollis-Eden are necessary to authorize this Agreement, the Certificate of Merger
          and the  transactions contemplated  hereby and thereby.   Hollis-
          Eden has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Certificate of
          Merger.   Subject  to obtaining  the  necessary approval  of  the
          stockholders  of  Hollis-Eden  and  the  consents  set  forth  on
          Schedule 3.3, this Agreement constitutes the  legal, valid  and
	  -------------
          binding obligation  of Hollis-Eden, enforceable  in accordance
          with  its terms, except  as such enforceability  may   be
          limited  by   applicable   bankruptcy, insolvency,  fraudulent
          transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    3.3   Consents and Approvals; Non-Contravention.
                          -----------------------------------------

                 (a) Except as  set forth on Schedule  3.3, and except for
                                             ------------
          the  filing of  the Certificate  of  Merger with  the appropriate authorities pursuant to the DGCL and the filing of the Registration Statement (as set forth in Section 5.5), no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Hollis-Eden of this Agreement or the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by the Surviving Corporation following the Effective Time of the business currently conducted by Hollis-Eden. "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   (b)   Except as set forth on Schedule 3.3 and except as
                                                ------------
          would not result in a Hollis-Eden Material Adverse Effect, the execution, delivery and performance by Hollis-Eden of this Agreement and the Certificate of Merger do not and will not (A) violate any Law ("Law" meaning any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority); (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (collectively, a "Lien") upon any of the assets or properties of Hollis-Eden under any contract to which Hollis-Eden is a party or by which Hollis-Eden or any of its assets or properties is bound;
          (C) permit the acceleration of the maturity of any indebtedness of Hollis-Eden or indebtedness secured by Hollis-Eden's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Hollis-Eden.

                    (c) Hollis-Eden has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (collectively, the "Permits") that are required for the complete operation of the business of Hollis-Eden as currently operated, except for any Permits the absence of which would not result in a Hollis-Eden Material Adverse Effect. All of the Permits are currently valid and in full force and, to Hollis-Eden's knowledge, no revocation, cancellation or withdrawal thereof has been threatened. Hollis-Eden has filed such timely and complete renewal applications as may be required with respect to the Permits. Except as set forth on Schedule 3.3, to Hollis-Eden's
                                            -------------
          knowledge, the Permits, in their current state, will allow Hollis-Eden to continue to operate its business following the Effective Time in substantially the same manner as Hollis-Eden's business is currently operated.

                    3.4   Capitalization.
                          --------------

                    (a) The authorized capital stock of Hollis-Eden consists of 30,000,000 shares of Hollis-Eden Common Stock. On the date hereof, there are issued and outstanding 4,911,004 shares of Hollis-Eden Common Stock. All of the issued and outstanding shares of Hollis-Eden Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

                    (b)   Except as set forth on Schedule 3.4, there are no
                                                ------------
          shares of Hollis-Eden Common Stock or other equity securities (whether or not such securities have voting rights) of Hollis-Eden issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating Hollis-Eden to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of Hollis-Eden. Except as set forth on Schedule 3.4, there are no
                                             -------------
          outstanding contractual obligations of  Hollis-Eden which  relate
          to the  purchase, sale, issuance,   repurchase,    redemption,
          acquisition,   transfer, disposition,  holding or voting of any
          shares of capital stock or other securities of Hollis-Eden.

                    3.5   Financial Statements; Undisclosed Liabilities;
                          -----------------------------------------------
          Other Documents.  For purposes of this Agreement, "Hollis-Eden
          ---------------
          Financial Statements" shall mean the audited financial statements of Hollis-Eden as of December 31, 1995 and December 31, 1994 and the unaudited financial statements of Hollis-Eden as of June 30, 1996 (including all notes thereto) which have been previously delivered to IAC, consisting of the balance sheets at such dates and, with respect to the audited Hollis-Eden Financial Statements, the related statements of income and cash flow for each of the twelve-month periods ended December 31, 1995 and December 31, 1994, and with respect to the unaudited Hollis-Eden Financial Statements, the related statements of income and cash flow for the nine-month period ended September 30, 1996. The Hollis-Eden Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the financial position, assets and liabilities of Hollis-Eden as at the dates thereof and the revenues, expenses, results of operations and cash flows of Hollis-Eden for the periods covered then ended (subject, in the case of the unaudited interim Hollis-Eden Financial Statements, to normal year-end audit adjustments consistent with past practice and the absence of notes). The Hollis-Eden Financial Statements are in accordance with the books and records of Hollis-Eden, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Hollis-Eden Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Hollis-Eden as of the date thereof.

                    3.6   No Adverse Effects or Changes. Except as listed on
                          -----------------------------
          Schedule 3.6, or as disclosed in or reflected in the Hollis-Eden
          ------------
          Financial Statements, or as contemplated by this Agreement or the Certificate of Merger, since September 30, 1996, Hollis-Eden has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any Hollis-Eden Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of Hollis-
          Eden.   "Loss"  shall  mean liabilities,  losses, costs,  claims,
          damages (including consequential damages), penalties and expenses
          (including   attorneys'   fees   and  expenses   and   costs   of
          investigation and litigation). For purposes of this Agreement, "Hollis-Eden Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of Hollis-Eden which is materially adverse to Hollis-Eden.

                    3.7   Title to Properties.  Except as disclosed on
                          -------------------
        Schedule 3.7, Hollis-Eden (i) has good and marketable title to, and
        ------------
          is the lawful owner of, all of the material tangible and intangible assets, properties, including real property, and rights reflected as being owned by Hollis-Eden in the Hollis-Eden Financial Statements (other than assets disposed of in the ordinary course of business since the date of the Hollis-Eden Financial Statements), and (ii) at the Effective Time, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties, including real property, and rights, in any case free and clear of any Lien, except for (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Hollis-Eden.

                    3.8   Liabilities.  Except to the extent reflected or
                          -----------
          reserved against on the balance sheets of Hollis-Eden constituting a part of the Hollis-Eden Financial Statements, Hollis-Eden has no debts, liabilities or obligations of any nature other than (i) non-material liabilities incurred subsequent to the date of such balance sheets in the ordinary course of Hollis-Eden's business and (ii) as set forth on
          Schedule 3.8.
          -------------

                    3.9   Intellectual Property.
                          ---------------------

                   (a) Schedule 3.9 is a true and  complete list of all of
                       ------------
          the material patents, patents pending, patent applications, trademarks, tradenames, service marks and rights (collectively, the "Intellectual Property") used by Hollis-Eden in the conduct of its business. Except as disclosed on Schedule 3.9:
                                                   ------------

                     (i) all of the Intellectual Property is licensed by Hollis-Eden;

                    (ii) none of the Intellectual Property is the subject of any pending or, to Hollis-Eden's knowledge, threatened litigation or claim of infringement;

                   (iii) no license or royalty agreement to which Hollis-Eden is a party is in breach or default by Hollis-Eden or, to Hollis-Eden's knowledge, any other party thereto or the subject of any notice of termination given or threatened;

                    (iv) the services provided by Hollis-Eden do not, to Hollis-Eden's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and Hollis-Eden has not received any notice contesting its right to use any Intellectual Property;

                     (v) Hollis-Eden has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

                    (vi) Hollis-Eden possesses adequate rights as licensee in and to all Intellectual Property necessary to conduct its business as presently conducted.

                    (b) Hollis-Eden has obtained from each inventor of the Patent Applications and Patents that such inventor(s) have disclosed to counsel who prepared each of the Patent Applications and the applications underlying the Patents all prior art of which said inventor(s) are aware.

                    (c) Hollis-Eden has no knowledge which, directly or indirectly, indicates an infirmity in any claim of the Patents or Patent Applications or any basis for invalidity or unenforceability of any claim of the Patents or Patent Applications.

                    (d) Hollis-Eden has no knowledge which, directly or indirectly, indicates that the licensor in each license agreement under which Hollis-Eden has been granted rights owns the entire unencumbered right, title and interest in and to the inventions and patent applications which are the subject of the license.

                    (e) Hollis-Eden has used its reasonable commercial efforts to receive from each inventor named in each Patent
          Application and Patent all prior art, written or otherwise available from such inventor, relating to the subject matter claimed in any of them, and the names of each contributor toward the invention(s) claimed in each.

                    (f) Hollis-Eden has delivered to IAC for inspection and copying a true copy of each document in Hollis-Eden's possession relating directly or indirectly to each Patent Application, Patent and license agreement relating to the technology of Hollis-Eden's present and intended business activities and has disclosed to IAC each and all facts, test results and other information known to Hollis-Eden which has, or to its knowledge may have, any negative impact upon the efficacy of the technology of the Patent Applications and Patents.

                    3.10  Contracts.  "Contract" shall mean any material
                          ---------
          contract,  lease,  commitment   or  understanding,  sales  order,
          purchase  order,  agreement,  indenture,  mortgage,  note,  bond,

          instrument or license, whether written or verbal, which is intended or purports to be binding and enforceable and, in the case of a Person which is a corporation, general partnership or limited partnership, such Person's certificate or articles of incorporation and by-laws or partnership agreement, as the case
          may be.   Schedule 3.10 lists all the material Contracts and
                    --------------
          arrangements of the following types to which Hollis-Eden is a party or by which it is bound, or to which any of its assets or properties is subject:

                    (a)   any collective bargaining agreement;

                    (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of Hollis-Eden;

                    (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

                    (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $10,000;

                    (e) any Contract or arrangement pursuant to which Hollis-Eden has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                    (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

                    (g)   any   Contract   or   arrangement   involving   a
          partnership, joint venture or other cooperative undertaking;

                    (h)   any  Contract   or  arrangement   involving   any
          restrictions with respect to the geographical area of operations or scope or type of business of Hollis-Eden;

                    (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Hollis-Eden, or Hollis-Eden is granted the authority to act for or on behalf of any Person;

                    (j) any Contract for which the full performance thereof may extend beyond 60 days from the date of this Agreement;

                    (k) any Contract not made in the ordinary course of business which is to be performed at or after the date of this Agreement;

                    (l) any Contract relating to any acquisition or disposition of Hollis-Eden, or any acquisition or disposition of any subsidiary, division, line of business, or Real Property, during the five years prior to the date of this Agreement; and

                    (m) any Contract not specified above that is material to Hollis-Eden.

          Hollis-Eden has made available to IAC true and complete copies of each document listed on Schedule 3.10, and a written description
          of                      -------------
          each oral arrangement so listed.  Except as disclosed on Schedule
                                                                   --------
          3.10, the cancellation of any such Contracts at any time by the
          ----
          other  party,  would  not  have a  Hollis-Eden  Material  Adverse
          Effect.

                    3.11 Insurance.  Schedule 3.11 contains an accurate and
                         ---------   -------------
          complete list of all policies of fire, liability, workers' compensation, product liability, professional malpractice, title and other forms of insurance owned or held by Hollis-Eden, and Hollis-Eden has heretofore delivered to IAC a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in Schedule 3.11, Hollis-Eden has not been
                                 -------------
          refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last two years. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Hollis-Eden.

                    3.12  Employee Benefit Plans.  Neither Hollis-Eden nor
                          ----------------------
          any other member of the Controlled Group (i) has at any time maintained, contributed to or participated in, (ii) has or had at any time any obligation to maintain, contribute to or participate in, or (iii) has any liability or contingent liability, direct or indirect, with respect to: any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), oral or written retirement or deferred compensation plan, incentive compensation plan, stock plan, consulting agreement, unemployment compensation plan, vacation pay plan, severance plan, bonus plan, stock compensation plan or any other type or form of employee-related (or independent contractor-related) arrangement, program, policy, plan or agreement. For purposes of this Agreement, the term "Controlled Group" shall refer to Hollis-Eden and each other corporation or other entity under common control with Hollis-Eden (pursuant to the provisions of Sections 414(b), (c), (m) or (o) of the Code) at any time during the 60-month period ending on the Closing Date.

                    3.13  Employees; Labor Matters.  (a) Hollis-Eden has
                          ------------------------
          conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. In the opinion of management, the relationship of Hollis-Eden with its employees is good and there is, and during the past two years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty pending or, to Hollis-Eden's knowledge, threatened against or involving Hollis-Eden. None of the employees of Hollis-Eden is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past two years has been made, to organize any employees of Hollis-Eden to form or enter a labor union or similar organization.

                    (b) Except as disclosed on balance sheets of Hollis-Eden forming a part of the Financial Statements or on Schedule
                                                                ---------
          3.13, Hollis-Eden has no material liability for any vacation time,
          ----
          vacation pay, retirement benefits, disability or other insurance benefits or severance pay attributable to services rendered prior to the date of each such balance sheet.

                    3.14  Tax Matters.
                          -----------

                    (a)   "Taxes", as used in this Agreement, means any
                           -----
          Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties,
          severance  or  withholding  taxes   or  charges  imposed  by  any
          Governmental Authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this
                                                ----------
          Agreement, means a report, return or other information required to be supplied to a Governmental Authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Hollis-Eden on the one hand, or IAC on the other hand.

                    (b) Hollis-Eden has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis, or extended as permitted by law.

                    (c) Hollis-Eden has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                    (d) There are no material Tax liens upon the assets of Hollis-Eden except liens for Taxes not yet due.

                    (e) Hollis-Eden has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

                    (f) Except as disclosed on Schedule 3.14, no audits or
                                               -------------
          other   administrative  proceedings  or   court  proceedings  are
          presently pending with regard to any Taxes or Tax Returns of Hollis-Eden.

                    (g)   Except as disclosed on Schedule 3.14, Hollis-Eden
                                                -------------
          has not received any Tax Rulings (as defined below) or entered into any Closing Agreements (as defined below) with any taxing authority that would have a continuing adverse effect after the Effective Time. "Tax Ruling", as used in this Agreement, shall mean
                            ----------
          a written ruling of a taxing authority relating to Taxes.  "Closing
                                                                      --------
          Agreement", as used in this Agreement, shall mean a written and
          ---------
          legally binding agreement with a taxing authority relating to Taxes.

                    (h)   Schedule 3.14 contains a list of states,
                          -------------
          territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Hollis-Eden.

                    3.15  Environmental Regulations.   Hollis-Eden is in
                          -------------------------
          compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act ("OSHA")) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Hollis-Eden and, to the knowledge of Hollis-Eden, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened.

                    3.16  Litigation.
                          ----------

                    (a) Except as disclosed in Schedule 3.16, there are no
                                               -------------
          actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to Hollis-Eden's knowledge, threatened against Hollis-Eden or any of Hollis-Eden's officers or directors in their capacity as such, or any of their respective properties or businesses, and Hollis-Eden is not aware of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.
          Except  as set forth on  Schedule 3.16,  all of  the proceedings
                                    -------------
          pending against Hollis-Eden  are covered  and being defended  by insurers (subject to such deductibles as are set forth in such Schedule). Except as disclosed on Schedule 3.16, Hollis-Eden is not
                                            -------------
          subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Since January 1, 1993, Hollis-Eden has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation for which Hollis-Eden has any continuing obligation.

                    (b) There are no claims, actions, suits, proceedings, or investigations pending or, to Hollis-Eden's knowledge, threatened by or against Hollis-Eden with respect to this Agreement or the Certificate of Merger, or in connection with the transactions contemplated hereby or thereby, and Hollis-Eden has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

                    3.17  No Conflict of Interest.  Except as disclosed on
                          -----------------------
          Schedule 3.17, to Hollis-Eden's knowledge, none of the stockholders
          -------------
          of Hollis-Eden has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of Hollis-Eden, except as a holder of shares of Hollis-Eden Common Stock. Except as disclosed on Schedule 3.17, to
                                                     -------------
          Hollis-Eden's knowledge, none of the stockholders of Hollis-Eden has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, Hollis-Eden except for the ownership of less than 1% of the outstanding stock of any publicly held corporation.

                  3.18 Bank Accounts. Schedule 3.18  sets forth the names
                       -------------  -------------
          and locations of each bank or other financial institution at which Hollis-Eden has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from Hollis-Eden and a summary statement thereof.

                    3.19  Compliance with Laws.  Except as set forth on
                          --------------------
          Schedule 3.19, Hollis-Eden is not in default under any order of any
          -------------
          court,  Governmental  Authority or  other  agency  or arbitration board or tribunal to which Hollis-Eden is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which Hollis-Eden is or was subject within the past two years, except to the extent failure to comply would not have a Hollis-Eden
          Material Adverse Effect.   The business of  Hollis-Eden is being,
          and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to
          it   (including,  but   not   limited  to,   those  relating   to
          environmental,  safety,  building,   product  safety  or   health
          standards or labor or employment matters, except to the extent failure to comply would not have a Hollis-Eden Material Adverse Effect).

                    3.20  Broker's/Finder's Fees.  Hollis-Eden retained
                          ----------------------
          Laidlaw Equities ("Laidlaw") in connection with the transactions contemplated by this Agreement and shall issue to Laidlaw warrants to purchase an aggregate of up to 452,830 shares of Surviving Corporation Common Stock at an exercise price of $2.48 per share upon the Closing of the Merger as a fee for their services. IAC does not have, nor shall have, any liability or otherwise suffer or incur any loss as a result of or in connection with such fee payable to Laidlaw. Except for Laidlaw, Hollis-Eden has not used any broker or finder in connection with the transactions contemplated by this Agreement, and IAC has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission payable as a result of any actions taken by Hollis-Eden with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

                    3.21  Board Recommendation.  The Board of Directors of
                          --------------------
          Hollis-Eden, at a special meeting of such Board held on November 1, 1996, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of Hollis-Eden approve this Agreement and the Merger.

                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF IAC

                    In order to induce Hollis-Eden to enter into this Agreement and to consummate the transactions, including the Merger, contemplated hereby, IAC represents and warrants to Hollis-Eden as of the date of this Agreement and as of the Closing Date (as if such representations and warranties were remade on the Closing Date), as follows:

                    4.1   Due Incorporation.  IAC is a corporation duly
                          -----------------
          organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business  as they  are  now  being  owned, leased,  operated  and conducted. IAC, in light of its current operations and properties, is not required to qualify as a foreign corporation in any jurisdiction and is not qualified to do business in any jurisdiction other than its jurisdiction of incorporation. True, correct and complete copies of the Certificate of Incorporation and By-laws, as amended, and minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and stockholders of IAC have been, or prior to the Closing Date will have been, delivered to Hollis-Eden.

                    4.2   Due Authorization.  IAC has full power and
                          -----------------
          authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by IAC of this Agreement and the Certificate of Merger have been, or, in the case of the Certificate of Merger, prior to the Closing Date will be, duly and validly approved and authorized by the Board of Directors of IAC, and, subject to obtaining the necessary approval of the Merger by the stockholders of IAC, no other actions or proceedings on the part of IAC are necessary to authorize this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby. IAC has duly and validly executed and delivered this Agreement and will duly and validly execute and deliver the Certificate of Merger. Subject to obtaining the necessary approval of the stockholders of IAC, this Agreement constitutes the legal, valid and binding obligation of IAC, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    4.3   Consents and Approvals; Non-Contravention.
                          -----------------------------------------

                    (a) With the exception of filing the Certificate of Merger with the appropriate authorities pursuant to the DGCL and the filing of the Registration Statement (as set forth in Section 5.5), no permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by IAC of this Agreement or the Certificate of Merger, or the consummation of the transactions contemplated hereby or thereby.
                    (b) Except as would not result in an IAC Material Adverse Effect (as defined in Section 4.6 below), the execution, delivery and performance by IAC of this Agreement and the Certificate of Merger do not and will not (A) violate any Law,
          (B) violate or conflict with, result in a breach or termination of, constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) or give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of IAC under any contract to which IAC is a party or by which IAC or any of its assets or properties is bound; (C) permit the acceleration of the maturity of any indebtedness of IAC or indebtedness secured by IAC's assets or properties; or (D) violate or conflict with any provision of the Certificate of Incorporation or By-laws of IAC.

                    (c) IAC has obtained and is in compliance with all Permits that are required for the complete operation of the business of IAC as currently operated, except for any Permits the absence of which would not result in an IAC Material Adverse Effect. All of the Permits are currently valid and in full force and, to the knowledge of IAC, no revocation, cancellation or withdrawal thereof has been threatened. IAC has filed such timely and complete renewal applications as may be required with respect to the Permits.

                    4.4   Capitalization.
                          --------------

                    (a) The authorized capital stock of IAC consists of 10,000,000 shares of IAC Common Stock and 5,000 shares of
          Preferred Stock. On the date hereof, there are issued and outstanding 833,250 shares of IAC Common Stock and no shares of Preferred Stock. All of the issued and outstanding shares of IAC Common Stock are validly issued, fully paid and nonassessable and the issuance thereof was not subject to preemptive rights.

                    (b)   Except as set forth on Schedule 4.4, there are no
                                                ------------
          shares of IAC Common Stock or other equity securities (whether or not such securities have voting rights) of IAC issued or outstanding or any subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating IAC to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of IAC. Except as set forth on Schedule 4.4,
                                                              ------------
          there are no outstanding contractual obligations of IAC which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of IAC. Except as set forth on Schedule 4.4, all of the warrants listed on Schedule
                       ------------                                --------
          4.4 redeemable  by IAC, subject only to the prior consummation by IAC
          ---
          of a "business combination" (as defined in such warrants) and the occurrence of certain trading prices of the IAC Common Stock at the prices and for the periods described in such warrants.

                    4.5   Financial Statements; Undisclosed Liabilities;
                          -----------------------------------------------
          Other Documents.  For purposes of this Agreement, "IAC Financial
          ---------------
          Statements" shall mean the audited financial statements of IAC as of December 31, 1995 and December 31, 1994 and the unaudited financial statements of IAC as of June 30, 1996 (including all notes thereto) which have been previously delivered to Hollis-Eden, consisting of the balance sheets at such dates and, with respect to the audited IAC Financial Statements, the related statements of income and cash flow for each of the twelve-month periods ended December 31, 1995 and December 31, 1994, and with respect to the unaudited IAC Financial Statements, the related statements of income and cash flow for the six-month period ended June 30, 1996. The IAC Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of IAC as at the dates thereof and the revenues, expenses, results of operations and cash flows of IAC for the periods covered then ended (subject, in the case of the unaudited interim IAC Financial Statements to normal year-end audit adjustments consistent with past practice). The IAC Financial Statements are in accordance with the books and records of IAC, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The IAC Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of IAC as of the date thereof.

                 4.6 No Adverse Effects or Changes. Except as disclosed
                      -----------------------------
          in or reflected in the IAC Financial Statements, or as contemplated by this Agreement or the Certificate of Merger, since June 30, 1996, IAC has not (i) taken any of the actions set forth in Section 5.3, (ii) suffered any IAC Material Adverse Effect, (iii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), or (iv) increased the compensation of any executive officer of IAC. For purposes of this Agreement, "IAC Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of IAC which is materially adverse to IAC.

                    4.7   Title to Properties.  IAC (i) has good and
                          -------------------
          marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights reflected in the IAC Financial Statements and (ii) at the Effective Time will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any Lien, except for
          (x) any Lien for current taxes not yet due and payable, and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of IAC.

                    4.8   Liabilities.  Except to the extent reflected or
                          -----------
          reserved against on the balance sheets of IAC constituting a part of the IAC Financial Statements, IAC has no debts, liabilities or obligations of any nature other than liabilities incurred subsequent to the date of such balance sheets in the ordinary course of IAC's business.

                    4.9   Real Property.  IAC does not have, and at the
                          -------------
          Closing Date will not have, any Real Property.

                   4.10 Intellectual Property.  Schedule 4.10 is a true and
                        ---------------------   -------------
          complete list of all Intellectual Property used by IAC in the conduct of its business. Except as disclosed on Schedule 4.10:
                                                           -------------

                    (a) all of the Intellectual Property is owned by IAC free and clear of all Liens, and is not subject to any license, royalty or other agreement;

                    (b) none of the Intellectual Property has been or is the subject of any pending or, to the best of knowledge of IAC, threatened litigation or claim of infringement;

                    (c) no license or royalty agreement to which IAC is a party is in breach or default by IAC or, to IAC's knowledge, any other party thereto or the subject of any notice of termination given or threatened;

                    (d) the services provided by IAC and any process, method, part, design or material it employs, do not, to IAC's knowledge, infringe any trademark, service mark, trade name, copyright, trade secret, patent or confidential or proprietary rights of another, and IAC has not received any notice contesting its right to use any Intellectual Property;

                    (e) IAC has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property; and

                    (f)   IAC   owns  or   possesses  adequate   rights  in
          perpetuity in and to all Intellectual Property necessary to conduct its business as presently conducted.

                    4.11  Contracts.  Schedule 4.11 lists all the material
                          ---------   -------------
          Contracts and arrangements of the following types to which IAC is a party or by which it is bound, or to which any of its assets or properties is subject:

                    (a)   any collective bargaining agreement;

                    (b) any Contract or arrangement of any kind with any employee, consultant, medical advisor, officer or director of IAC;

                    (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing, on behalf of any Person;

                    (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $10,000;

                    (e) any Contract or arrangement pursuant to which IAC has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

                    (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property or agreement for financing;

                    (g)   any   Contract   or   arrangement   involving   a
          partnership, joint venture or other cooperative undertaking;

                    (h)   any  Contract   or  arrangement   involving   any
          restrictions with respect to the geographical area of operations or scope or type of business of IAC;

                    (i) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of IAC, or IAC is granted the authority to act for or on behalf of any Person;

                    (j) any Contract for which the full performance thereof may extend beyond 60 days from the date of this Agreement;

                    (k) any Contract not made in the ordinary course of business which is to be performed at or after the date of this Agreement;

                    (l) any Contract relating to any acquisition or disposition of IAC, or any acquisition or disposition of any subsidiary, division, line of business, or Real Property, during the five years prior to the date of this Agreement; and

                    (m) any Contract not specified above that is material to IAC.

          IAC has made available to Hollis-Eden true and complete copies of each document listed on Schedule 4.11, and a written description
                                  -------------
          of each  oral arrangement so listed.   The cancellation  of any such
          Contracts at any time by the other party would not have an IAC Material Adverse Effect.

                    4.12  Employee Benefit Plans.
                          ----------------------

                    IAC has no employee benefit plan other than the contemplated IAC Employee Stock Option Plan referenced in Section 1.7(a)(iii)(1) above.

                    4.13  Tax Matters.
                          -----------

                    (a) IAC has duly filed all Tax Returns required to be filed by it under applicable law or filed appropriate extensions which have not yet expired and will file all Tax Returns required to be filed by it at or prior to the Effective Time under applicable law. All Tax Returns were in all material respects (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct and filed on a timely basis or extended as permitted by law.

                    (b) IAC has, within the time and in the manner prescribed by law, paid (and until the Effective Time will pay within the time and in the manner prescribed by law) all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

                    (c) There are no material Tax liens upon the assets of IAC except liens for Taxes not yet due.

                    (d) IAC has complied (and until the Effective Time will comply) in all respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3606, 6041 and 6049, as well as similar provisions under any other Laws, and has, within the time and in the manner prescribed by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required.

                    (e) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of IAC.

                    (f) IAC has not received any Tax Rulings or entered into any Closing Agreements with any taxing authority that would have a continuing adverse effect after the Effective Time.

                    (g) As soon as practicable after the Closing Date, IAC will make available to Hollis-Eden complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by IAC, (ii) all audit reports received from any taxing authority relating to any Tax Return filed by IAC and (iii) any Closing Agreements entered into by IAC with any taxing authority.

                    (h) The United States government (with respect to United States Federal income taxes) and Delaware (with respect to Delaware franchise taxes) are the only states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by IAC.

                    4.14  Litigation.
                          ----------

                    (a) There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to IAC's knowledge, threatened against IAC or any of the officers or directors of IAC in their capacity as such, or any of their respective properties or businesses, and IAC is not aware of any facts or circumstances which may give rise to any of the foregoing. IAC is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Since January 1, 1993, IAC has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation for which IAC has any continuing obligation.

                    (b) There are no claims, actions, suits, proceedings, or investigations pending or, to IAC's knowledge, threatened by or against IAC with respect to this Agreement or the Certificate of Merger, or in connection with the transactions contemplated hereby or thereby, and IAC has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

                    4.15  No Conflict of Interest.  Except as disclosed on
                          -----------------------
          Schedule 4.15, to  IAC's knowledge, none  of the stockholders of IAC
          -------------
          has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of IAC,
          except as  a holder of  shares of  IAC Common Stock.   Except  as
          disclosed  on  Schedule 4.15,  to  IAC's knowledge,  none  of the
			 --------------
          stockholders of IAC has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, IAC except for the ownership of less than 1% of the outstanding stock of any publicly held corporation.

                    4.16 Bank  Accounts. Schedule 4.16 sets forth the names
                         -------------   -------------
          and locations of each bank or other financial institution at which IAC has either an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from IAC and a summary statement thereof.

                  4.17 Compliance with Laws. IAC is not in default under
                       --------------------
          any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which IAC is or was subject within the past two years or in violation of any laws, ordinances, governmental rules or regulations (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which IAC is or was subject within the past two years, except to the extent failure to comply would not have an IAC Material Adverse Effect. The business of IAC is being, and at the Closing will be, conducted in compliance with all applicable laws, ordinances, rules and regulations applicable to it (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except to the extent failure to comply would not have an IAC Material Adverse Effect.

                    4.18  Broker's/Finder's Fees.  IAC retained Gruntal &
                          ----------------------
          Co., Incorporated ("Gruntal") in connection with the transactions contemplated by this Agreement and shall pay to Gruntal 50,000 shares of Surviving Corporation Common Stock as a fee for their services. Hollis-Eden does not have, nor shall have, any liability or otherwise suffer or incur any loss as a result of or in connection with such fee payable to Gruntal.

                    Except for Gruntal, IAC has not used any broker or finder in connection with the transactions contemplated by this Agreement, and Hollis-Eden has not and shall not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's or other commission payable as a result of any actions taken by IAC with respect to any broker or finder in connection with the Merger contemplated by this Agreement.

                    4.19  Board Recommendation.  The Board of Directors of
                          --------------------
          IAC, at a special meeting of such Board held on November 1, 1996, approved this Agreement, the Merger and the other transactions contemplated hereby on the terms and conditions set forth herein and has determined to recommend that the stockholders of IAC approve this Agreement and the Merger (subject to the fiduciary duty of the Board of Directors under applicable law).

                  4.20 Employee Matters. With the exception of Salvatore
                       ----------------
          J. Zizza, President of IAC, IAC does not presently have any employees and will not have any employees from the date hereof to the Effective Time. IAC is not a party to any employment agreement or consulting or similar agreement for the present or future provision of services to IAC. IAC has conducted and currently is conducting its business in material compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. IAC has no liability for any vacation pay, vacation time, retirement benefits, health, disability or other insurance benefits or severance pay.

                    4.21  SEC Filings.  IAC has heretofore delivered to
                          -----------
          Hollis-Eden all registrations statements filed with the Securities and Exchange Commission ("SEC"), its most recent Form 10-K for the fiscal year ended December 31, 1995 and all intervening Form 8-K's, Form 10-Q's, proxy statements and other documents together with all exhibits thereto, as filed with the SEC (the "SEC Filings"). The SEC Filings were timely filed with the SEC and do not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such documents were filed. No other document or report has been required to be filed by IAC with the SEC which has not been filed and, with the exception of the consummation of the Merger, no event or transaction has occurred or is contemplated which will hereafter be required to be disclosed by the Company in a Form 10-K, Form 10-Q, Form 8-K or similar filing. IAC shall cause to be filed all periodic and current reports required to be filed with the SEC for all periods after execution of the Agreement through the Closing Date.


                                      ARTICLE V

                                      COVENANTS

                    5.1   Implementing Agreement.  Subject to the terms and
                          ----------------------
          conditions hereof, each party hereto shall use its best effort to take all action required of it to fulfill its obligations under the terms of this Agreement and the Certificate of Merger and to facilitate the consummation of the transactions contemplated hereby and thereby.

                  5.2 Access to Information and Facilities. (a) From and
                      ------------------------------------
          after the date of this Agreement, Hollis-Eden shall allow IAC and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Hollis-Eden and shall make the officers and employees of Hollis-Eden available to IAC and its representatives as IAC or its representatives shall from time to time reasonably request. IAC and its representatives will be furnished with any and all information concerning Hollis-Eden which IAC or its representatives reasonably request.

                    (b) From and after the date of this Agreement, IAC shall give Hollis-Eden and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of IAC and shall make the officers and employees of IAC available to Hollis-Eden and its representatives as Hollis-Eden or its representatives shall from time to time reasonably request. Hollis-Eden and its representatives will be furnished with any and all information concerning IAC which Hollis-Eden or its representatives reasonably request.

                    5.3   Preservation of Business.  From the date of this
                          ------------------------
          Agreement until the Closing Date, each of Hollis-Eden and IAC, as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to (a) preserve intact the present business organization of Hollis-Eden and IAC, as the case may be,
          (b) preserve the good will and advantageous relationships of Hollis-Eden and IAC, as the case may be, with employees and other Persons material to the operation of their respective businesses, and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Hollis-Eden and IAC, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Hollis-Eden and IAC, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.6 with respect to
                                            -------------
          Hollis-Eden, and Schedule 4.6 with respect  to IAC, prior  to the
                           -------------
          Closing, neither Hollis-Eden nor IAC will, without having obtained the prior written consent of the other:

                    (i) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000, or (y) has a term of, or requires the performance of any obligations by Hollis-Eden or IAC, as the case may be, over a period in excess of, six months;

                   (ii) take any action, or enter into or authorize any Contract or transaction other than in the ordinary course of business and consistent with past practice;

                  (iii) as applicable, sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

                   (iv) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value in an amount greater than $10,000 other than actions taken consistent with normal past business practices;

                    (v) make any changes in its accounting systems, policies, principles or practices;

                   (vi) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

                  (vii) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

                 (viii) make any borrowings, incur any debt (other than trade payables in the ordinary course of business or equipment leases entered into in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person other than a subsidiary, or make any unscheduled payment or repayment of principal in respect of any Long Term Debt. "Long Term Debt" shall mean the aggregate original principal amount (less any cash repayments of principal previously made) of, and any and all accrued interest on, all indebtedness with respect to borrowed money and all other obligations (or series of related obligations) to pay money with respect to extensions of credit, including capitalized lease and deferred compensation obligations, except indebtedness or obligations for which all installments are payable within six months from the date of the advancement of funds or extension of credit. The term "Long Term Debt" shall include any amount listed or to be listed as a current liability on financial statements which reflects the current portion or final installments of obligations originally reflected as noncurrent liabilities;

                   (ix) make any new loans, advances or capital contributions to, or new investments in, any other Person other than to a subsidiary consistent with normal business practices;

                    (x) except as contemplated by this Agreement, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

                   (xi)   except for capital  expenditures contemplated  by
                          (xii) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to its operations;

                  (xii) authorize or make any capital expenditures which individually or in the aggregate are in excess of $10,000 other than planned expenditures for the development, establishment or expansion of clinics and other operations consistent with past business practices;

                 (xiii) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (xiv) pay or agree to pay any amount in settlement or compromise of any suits or claims of liability against it or its directors, officers, employees or agents in an amount more than $10,000; or


                   (xv) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Contract other than in accordance with ordinary business practices, or pay any amount not required by Law or by any Contract in an amount more than $10,000.

                    5.4  IAC and Hollis-Eden Stockholders' Meetings.
                         ------------------------------------------

                    (a) IAC, promptly following the execution of this Agreement, shall call a meeting of stockholders (the "IAC Stockholders' Meeting") to be held as promptly as practicable following the declaration of effectiveness by the SEC of the Registration Statement (as defined below) at IAC's principal executive offices, for the purpose, among others, of voting on the Merger contemplated herein and to approve the creation of the IAC Employee Stock Option Plan. In connection with the IAC Stockholders' Meeting, IAC shall promptly prepare and file with the SEC, as part of IAC's Registration Statement on Form S-4 with respect to the Merger (the "Registration Statement"), a joint proxy statement/prospectus (the "Joint Proxy Statement") for dissemination to each holder of shares of IAC Common Stock. IAC shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading. IAC shall use its reasonable, good faith efforts to have the Registration Statement declared effective by the SEC under the provisions of the Securities Act of 1933, as amended (the "Act"). IAC shall provide Hollis-Eden with copies of all filings made pursuant to this Section 5.4 and shall consult with Hollis-Eden on responses to any comments made by the staff of the SEC with respect thereto.

                    (b)  Hollis-Eden, promptly following  the execution  of
          this Agreement, shall call a meeting of stockholders (the "Hollis-Eden Stockholders' Meeting" and, together with the IAC Stockholders' Meeting, the "Meetings") to be held as promptly as practicable following the declaration of effectiveness by the SEC of the Registration Statement at Hollis-Eden's principal executive offices, for the purpose, among others, of voting on the Merger contemplated herein. In connection with the Hollis-Eden Stockholders' Meeting, Hollis-Eden shall disseminate to each holder of shares of Hollis-Eden Common Stock for his or its information a copy of the Joint Proxy Statement. Hollis-Eden shall cause its representatives to cooperate with IAC and its representatives in connection with the preparation and filing with the SEC of the Registration Statement.

                    5.5  Registration of IAC Common Stock.  (a) As soon as
                         --------------------------------
          practicable after the execution of this Agreement, IAC shall file the Registration Statement with the SEC for the purpose of registering the shares of Surviving Corporation Common Stock and Surviving Corporation Warrants for distribution to Hollis-Eden's stockholders and warrantholders in the Merger.

                    (b) The information specifically designated as being supplied by IAC for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement is first mailed to Hollis-Eden and IAC stockholders, at the time of the Meetings and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

                    (c)  The information specifically  designated as  being
          supplied by Hollis-Eden for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the Joint Proxy Statement is first mailed to Hollis-Eden and IAC stockholders, at the time of the Meetings and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

                    (d) If, at any time prior to the Effective Date, any event or circumstance relating to IAC or its officers or directors should be discovered by IAC which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, IAC shall promptly inform Hollis-Eden and IAC shall promptly file such amendment to the Registration Statement.

                    (e) If, at any time prior to the Effective Date, any event or circumstance relating to Hollis-Eden or its officers or directors should be discovered by Hollis-Eden which should be set forth in a supplement to the Joint Proxy Statement, Hollis-Eden shall promptly inform IAC of the same, and IAC shall promptly file such supplement to the Joint Proxy Statement.

                    (f) All documents that IAC is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                    (g) Hollis-Eden shall cooperate and use its best efforts to supply IAC with all requisite information necessary to complete the Registration Statement, including, but not limited to, information relative to proxy solicitation of Hollis-Eden's stockholders for approval of the Merger contemplated herein.

                    5.6  Agreement to Vote.  (a) Hollis, Chairman of the
                         -----------------
          Board of Hollis-Eden, shall vote all shares of Hollis-Eden Common Stock owned by him in favor of the Merger contemplated herein and use his best efforts to cause the other holders of shares of Hollis-Eden Common Stock to vote their shares in favor of the Merger.

                    (b) Zizza, Chairman of the Board of IAC, shall vote all shares of IAC Common Stock owned by him in favor of the Merger contemplated herein and use his best efforts to cause the other holders of shares of IAC Common Stock to vote their shares in favor of the Merger.

                  5.7 Blue Sky Compliance. IAC shall use its best efforts
                     -------------------
          to qualify the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger under the securities or "blue sky" laws of every jurisdiction of the United States in which a Hollis-Eden stockholder has an address on the records of Hollis-Eden on the record date for determining the Hollis-Eden stockholders entitled to notice of and to vote on the Merger, except any such jurisdiction with respect to which counsel for IAC has determined that such qualification is not required under the securities or "blue sky" laws of such jurisdiction.

                    5.8  Listing.  IAC shall use its best efforts to cause
                         -------
          the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger to be listed on the Nasdaq National Market System at the Effective Time, free of restrictions on transfer other than restrictions pursuant to Rule 144 and Rule 145 promulgated under the Act.

                    5.9  Consents and Approvals.
                         ----------------------

                         (a) Hollis-Eden shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of
          this  Agreement   and  the  consummation   of  the   transactions
          contemplated hereby, including all such consents and approvals by each party to any of the Contracts referred to on Schedule 3.3.
						              ------------
          Hollis-Eden shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of Hollis-Eden pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

                         (b) IAC shall use reasonable commercial efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. IAC shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons which are required to be made prior to the Closing Date by or on behalf of IAC pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby.

                    5.10 Maintenance of Insurance.  Hollis-Eden shall
                         ------------------------
          continue to carry its existing insurance, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

                    5.11 Supplemental Information.  From time to time prior
                         ------------------------
          to the Closing, Hollis-Eden, on the one hand, and IAC, on the other hand, will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in Articles III and IV, respectively, hereof. Disclosure of supplemental information pursuant to this Section
          5.11 shall insulate the party disclosing such information from a claim by the other parties hereto of a breach of representation with respect to such disclosed information.

                   5.12 Hollis-Eden Lock-Up Letters. Hollis-Eden shall use
                       ---------------------------
          reasonable commercial efforts to obtain signed letters from as many Hollis-Eden stockholders as possible, which letters shall acknowledge such Hollis-Eden stockholders' agreement not to sell any shares of Surviving Corporation Common Stock to be issued to them in, and as a result of, the Merger, for the nine-month period immediately following the Effective Time.

                  5.13 Patent Analyses. (a) Within 45 days  hereof, IAC, at
                       ---------------
          its option and at its own expense, shall cause to be undertaken and completed by intellectual property counsel selected by IAC
          (or   such   counsel's   representatives)   (collectively,   "IAC
          Counsel"), a patent infringement investigation including a search and an analysis (the "Patent Infringement Analysis") to determine whether, under the U.S. and Canadian Patent Laws then in existence, the manufacture, use, offer for sale or sale of any of Hollis-Eden's products set forth on Schedule 5.13 infringes one
					       --------------
          or more claims of any unexpired United States or Canadian patent ("Third-Party Patent"). In the event as a result of the Patent Infringement Analysis it is the opinion of IAC Counsel that one or more claims of Third-Party Patents are infringed, IAC Counsel shall within 45 days thereafter cause to be conducted and completed a patent validity investigation to determine whether in the opinion of IAC

          Counsel each of such infringed Third-Party Patent claims is valid and enforceable (the "Patent Validity Analysis"). The final opinion of IAC Counsel after completing said Patent Infringement Analysis and, if necessary, said Patent Validity Analysis, shall include an opinion as to whether any finding of patent infringement by IAC Counsel will have an "unavoidable" Hollis-Eden Material Adverse Effect upon the products set forth on
          Schedule 5.13.  In construing the term "unavoidable" as used in
	  --------------
          this Section, the parties understand and agree that, by way of example, in the event it is the opinion of IAC Counsel that there is infringement of one or more valid claims of a Third-Party Patent, but that it is demonstrated to the good faith reasonable satisfaction of IAC Counsel that either
          (i) a license is available to Hollis-Eden under such infringed Third-Party Patent, or (ii) that a non-infringing commercial alternative is available to Hollis-Eden to enable it to avoid liability for patent infringement, the existence of either of such Hollis-Eden options (i) or (ii) shall be construed as satisfying the condition under this Section that liability for such patent infringement can be "avoided" by Hollis-Eden. IAC shall, reasonably promptly after receipt of the aforesaid completed Patent Infringement Analysis and, if completed, the Patent Validity Analysis, provide to Hollis-Eden a copy of same. Moreover, IAC shall provide to Hollis-Eden copies of all documents pertinent to IAC Counsel's said analyses as they are received, including, without limitation, the results of IAC
          Counsel's prior art search and analysis, its file history analysis, and a detailed claim chart for each claim identified by IAC Counsel as being infringed, together with all related documents, in order to permit H-E Counsel (as defined below) to
          (a) evaluate same prior  to the final opinion of IAC  Counsel and
          (b) to have an opportunity prior to said IAC Counsel final opinion to either obtain a license under each infringed Third-Party Patent and/or provide to IAC Counsel for consideration one or more non-infringing alternatives which will render the patent infringement "avoidable". IAC Counsel shall within 15 business days after receipt of same and all supporting documents, evaluate each such Hollis-Eden proposed non-infringing alternative with a view toward confirming or revising IAC Counsel's final opinion.

               (b) In the event, in the final opinion of IAC Counsel, there is an "unavoidable" Hollis-Eden Material Adverse Effect upon the products set forth on Schedule 5.13 as a result of infringement of
                                -------------
          a Third-Party Patent, then within 45 days after receipt of such IAC Counsel final opinion Hollis-Eden, at its option and at its own expense, shall cause to be undertaken and completed by intellectual property counsel selected by Hollis-Eden (or such counsel's representatives) (collectively "H-E Counsel"), its own like patent infringement and patent validity investigations, to determine whether H-E Counsel is in agreement with the opinion of IAC Counsel. Hollis-Eden shall reasonably promptly after receipt of the aforesaid completed H-E Counsel analyses provide to IAC a copy of same, including, without limitation, the results of H-E Counsel's prior art search and analysis, its file history analysis, and a detailed claim chart for each claim identified by IAC Counsel as being infringed, together with all related
          documents.   Furthermore, Hollis-Eden shall provide to IAC a copy
          of documents pertinent to H-E Counsel's said analyses as they are received, in order to permit IAC Counsel to evaluate same prior to the final opinion of H-E Counsel.

               (c)  In  the event  the final  opinions IAC Counsel  and H-E
          Counsel reach opposite conclusions, the parties shall in good faith select independent intellectual property counsel with at least ten years of first chair patent trial experience and from an intellectual property boutique with an "av" Martindale Hubbell rating ("Independent Counsel"). Such Independent Counsel shall be retained by and at the shared (50% each) expense of the parties for the purpose of providing an independent opinion as to whether there is a reasonably strong likelihood that, under the U.S. and Canadian Patent Laws then in existence, the manufacture, use, offer for sale or sale of any of Hollis-Eden's products set forth on Schedule 5.13 will infringe one or more claims of a
                    ------------
          Third-Party Patent, and whether such infringement will in the opinion of Independent Counsel have an "unavoidable" Hollis-Eden
          Material Adverse Effect upon said  products.   Independent Counsel,
          upon being retained, shall be provided with both (i) a copy of the final opinions of IAC Counsel and H-E Counsel (together with supporting documents) and (ii) an opportunity for each of IAC
          Counsel  and H-E Counsel to  be heard.    The independent  opinion
          of Independent Counsel shall be final and shall be binding upon IAC and Hollis-Eden.

               (d) As soon as possible following the execution of this Agreement, Hollis-Eden shall deliver, or cause to be delivered, to IAC all documentation in the possession of Hollis-Eden and Hollis-Eden's attorneys and other representatives regarding Hollis-Eden's licensed Intellectual Property.


                                      ARTICLE VI

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                        OF IAC

                    The obligations of IAC under this Agreement are subject to the satisfaction or waiver by IAC of the following conditions precedent on or before the Closing Date:

                6.1 Warranties True as of Both Present Date and Closing
                   --------------------------------------------------
          Date. The  representations and warranties of Hollis-Eden contained
          ----
          herein shall be true and correct in all material respects on and as of the date of this Agreement, and shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                    6.2  Compliance With Agreements and Covenants.  Hollis-
                         ----------------------------------------
          Eden shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                    6.3  Consents and Approvals.  IAC, on the one hand, and
                         ----------------------
          Hollis-Eden, on the other hand, shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 3.3
                                                                  ------------
          hereto.

                    6.4  Documents.  IAC shall have received all of the
                         ---------
          agreements, documents and items specified in Section 8.1 below.

                    6.5 No Material Adverse Change.  Since the date hereof,
                       --------------------------
          no "Material Adverse Change to Hollis-Eden" shall have occurred. Material Adverse Change to Hollis-Eden shall mean a change in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of Hollis-Eden which is materially adverse to Hollis-Eden.

                    6.6 Actions or Proceedings. No action or proceeding by
                        ----------------------
          any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have a Hollis-Eden Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                 6.7 Opinion of Counsel for Hollis-Eden. IAC  shall have
                    ----------------------------------
          received the opinion of Cooley Godward LLP, counsel for Hollis-Eden, substantially in the form annexed hereto as Exhibit B.

                  6.8  Approval of Merger. The stockholders  of Hollis-Eden
                       -------------------
          and IAC shall have approved this Agreement and the Merger contemplated hereby in accordance with their respective charters and by-laws and the DGCL and, with respect to IAC, in the manner set forth in IAC's Prospectus dated May 15, 1995 (the "Prospectus").

                    6.9  IAC Redemption Right.  The Solicited Stockholders
                         --------------------
          holding 15% or more of the shares of IAC Common Stock shall not have exercised their Redemption Rights in accordance with the Prospectus.

                    6.10 Patent Infringement and Patent Validity Analyses.
                         ------------------------------------------------
          The Patent Infringement Analysis and, if necessary, the Patent Validity Analysis, contemplated in Section 5.13 above, and, if given, the final opinion of Independent Counsel (which final opinion shall be binding upon the parties), shall not have resulted in an opinion of a patent infringement which will have an "unavoidable" Hollis-Eden Material Adverse Effect upon the products set forth on Schedule 5.13.
                                -------------

                    6.11 Appointment of Zizza as a Director.  Zizza shall
                         ----------------------------------
          have been appointed a Director of the Surviving Corporation, effective at the Effective Time.


                                     ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLLIS-EDEN

                    The obligations of Hollis-Eden under this Agreement are subject to the satisfaction or waiver by Hollis-Eden of the following conditions precedent on or before the Closing Date:

                 7.1  Warranties True as of Both Present Date and Closing
                     --------------------------------------------------
          Date.  The representations and warranties of IAC contained herein
          ----
          shall be true and correct in all material respects on and as of the date of this Agreement, and shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by IAC on and as of the Closing Date.

                 7.2  Compliance with Agreements and Covenants. IAC shall
                      ----------------------------------------
          have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

                    7.3  Consents and Approvals.  Hollis-Eden, on the one
                         ----------------------
          hand, and IAC, on the other hand, shall have received written evidence satisfactory to them that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule
                                                               ------------
	  3.3 hereto.
          ---

                    7.4  Documents.  Hollis-Eden shall have received all of
                         ---------
          the agreements, documents and items specified in Section 8.2.

                    7.5 No Material Adverse Change. Since  the  date hereof,
                         --------------------------
          no  "Material  Adverse  Change   to  IAC"  shall  have  occurred.
          Material Adverse Change to IAC shall mean a change in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of IAC which is materially adverse to IAC.

                    7.6  Actions or Proceedings. No action or proceeding by
                        ----------------------
          any Governmental Authority or other Person shall have been instituted or threatened which (a) is likely to have an IAC Material Adverse Effect, or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

                    7.7 Opinion of Counsel for IAC. Hollis-Eden shall have
                        --------------------------
          received the opinion of Reid & Priest LLP, counsel for IAC, substantially in the form annexed hereto as Exhibit C.

                    7.8 Approval of Merger. The stockholders of Hollis-Eden
                        ------------------
          and IAC shall have approved this Agreement and the Merger contemplated hereby in accordance with their respective charters and by-laws and the DGCL and, with respect to IAC, in the manner set forth in its Prospectus.

                 7.9  Registration Statement  Effective.  The Registration
                      --------------------------------
          Statement shall have been declared effective by the SEC in accordance with the Act and the rules and regulations promulgated thereunder.

                7.10 IAC  Cash Position. Hollis-Eden shall be satisfied,
                     -----------------
          in good faith, that IAC, as of the date of this Agreement and as of the Effective Time, has not less than $6.5 million of cash on hand, in excess of all liabilities.


                                     ARTICLE VIII

                                DELIVERIES AT CLOSING

                    8.1  Deliveries by Hollis-Eden.  At the Closing, in
                         -------------------------
          addition to any other documents or agreements required under this Agreement, Hollis-Eden shall deliver to IAC the following:

                    (a) Evidence, in form satisfactory to IAC, that all filings, approvals and other matters set forth on Schedule 3.3
                                                                ----------
	  have been obtained;

                    (b) A certificate, dated the Closing Date, of an officer of Hollis-Eden, certifying as to the compliance by it with Sections 6.1 and 6.2 hereof;

                    (c) A certificate of the secretary or equivalent Person (a "Secretary") of Hollis-Eden certifying resolutions of the Board of Directors and stockholders of Hollis-Eden approving and authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Hollis-Eden);

                    (d) The Certificate of Incorporation of Hollis-Eden, certified by the Secretary of State of Delaware, and the by-laws of Hollis-Eden, certified by the Secretary of Hollis-Eden;

                    (e) Certificates of Good Standing for Hollis-Eden from the State of Delaware and all the other jurisdictions set forth on Schedule 3.1 hereof;
             ------------

                    (f)  The opinion referenced in Section 6.7 above;

                    (g) Copies of the signed letters received by Hollis-Eden as contemplated by Section 5.12 above; and

                    (h)  The Certificate of Merger.

                    8.2  Deliveries by IAC.  At the Closing, in addition to
                         -----------------
          any other documents or agreements required under this Agreement, IAC shall deliver to Hollis-Eden the following:

                    (a) Evidence, in form satisfactory to Hollis-Eden, that all filings, approvals and other matters contemplated in
          Section 4.3 have been obtained;

                    (b) A certificate, dated the Closing Date, of an officer of IAC, certifying as to compliance by IAC with Sections 7.1, 7.2 and 7.10 hereof;

                    (c)  A certificate of the  Secretary of IAC  certifying
          resolutions of the Board of Directors and stockholders of IAC approving and authorizing the execution, delivery and performance of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of IAC);

                    (d) The Certificate of Incorporation of IAC, certified by the Secretary of State of Delaware, and the by-laws of IAC, certified by the Secretary of IAC;

                    (e) A Certificate of Good Standing for IAC from the State of Delaware;

                    (f)  The opinion referenced in Section 7.7 above;

                    (g)  The Certificate of Merger; and

                    (h) Written evidence, in form reasonably satisfactory to Hollis-Eden, that IAC has delivered to the Exchange Agent
          certificates  representing   the  maximum  number  of  shares  of
          Surviving Corporation Common Stock, Surviving Corporation Warrants and Surviving Corporation Options that may be issued in connection with the Merger.


                                      ARTICLE IX

                             TERMINATION; TERMINATION FEE

                    9.1  Termination.  Anything herein or elsewhere to the
                         -----------
          contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

                    (a)  With the mutual consent of all parties hereto;

                    (b)  Prior to,  but not  after, the approval  hereof by
          the stockholders of  each of Hollis-Eden and IAC,  by Hollis-Eden or IAC, as the case  may be, if the Closing shall  not have taken place on or before February 15, 1997 (or such later date as contemplated by Section 5.13 above to permit the parties hereto to complete their patent analyses within the time parameters set forth in Section 5.13 above); provided, however, that the right
                   ------------          -----------------
          to terminate this Agreement under this Section 9.1(b) shall not be
          available to any party  whose  failure  to   fulfill  any  obligation
          under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                    (c) By either party hereto if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non appealable;

                    (d) By IAC, if Solicited Stockholders holding 15% or more of the shares of IAC Common Stock shall have exercised their Redemption Rights in accordance with the Prospectus; or

                    (e)  By IAC,  if the  condition precedent set  forth in
          Section 6.10 hereof is not satisfied by the Closing Date.

                    9.2  Effect of Termination.  If this Agreement is
                         ---------------------
          terminated pursuant to Section 9.1, all obligations of the parties hereunder (except with respect to the obligations enumerated in Sections 9.3 and 12.3 below) shall terminate, except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

                    9.3  Termination Fee.  IAC and Hollis-Eden each
                         ---------------
          acknowledge that upon the execution of this Agreement, Hollis-Eden placed $100,000 into an escrow account with Reid & Priest LLP, as escrow agent, pursuant to an Escrow Agreement of even date herewith (the "Escrow Agreement"), a form of which is annexed hereto as Exhibit D. Pursuant to the terms of the Escrow Agreement, in the event that Hollis-Eden terminates this Agreement and abandons the Merger contemplated hereby for any reason, other than due to a reason described in Section 9.1 above, the Escrow Agent shall release the $100,000 from escrow and deliver such sum to IAC as reimbursement for its costs and expenses in connection with this Agreement and the proposed
          Merger. In addition, and notwithstanding anything to the contrary set forth herein, in the event that IAC terminates this Agreement and abandons the Merger contemplated hereby in accordance with Section 9.1(e) above, the Escrow Agent shall release from escrow and deliver to IAC such sum as may be necessary to reimburse IAC for its costs and expenses in connection with this Agreement and the proposed Merger.


                                      ARTICLE X

                                     EXCLUSIVITY

                    From and after the date of this Agreement and until either the Effective Time of the Merger or the termination of this Agreement in accordance with Article IX hereof, neither Hollis-Eden nor any of its affiliates shall solicit, initiate, encourage, continue or enter into negotiations or discussions of any type, directly or indirectly, with any other person, with respect to an offer for the sale of Hollis-Eden, or any substantial portion of Hollis-Eden's assets, or Hollis-Eden's capital stock, directly by merger, consolidation or any other form of purchase (collectively, an "Offer"); provided, however, that the foregoing shall not prohibit Hollis-Eden and its affiliates from soliciting, initiating, encouraging, continuing or entering into negotiations or discussions for the limited purpose of raising capital for Hollis-Eden.


                                      ARTICLE XI

                                   INDEMNIFICATION

                    11.1 Survival.  Solely for purposes of indemnification
                         --------
          for the representations listed in Sections 11.2(a) and 11.3(a) below, the representations, warranties and covenants made herein and in the Schedules hereto by Hollis-Eden and IAC shall survive the Closing and continue in full force and effect until and including the date which is one year after the Closing Date. No other representation, warranty or covenant made herein shall survive the Closing Date.

                    11.2 Indemnification by Hollis.
                         -------------------------

                    (a) Subject to Section 11.2(c) below, and in addition to the indemnification provided for in Section 11.2(b) below, Hollis hereby agrees to defend, indemnify and hold harmless IAC, the Surviving Corporation and their respective affiliates, officers, directors, stockholders, agents and employees (other than Hollis) (collectively, the "IAC Indemnified Parties"), from and against any and all loss or liability, accrued, absolute or otherwise, in respect of losses, suits, proceedings, demands, judgments, damages, expenses and costs (including reasonable attorneys' fees and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages from Hollis) (collectively, the "IAC Indemnifiable Damages") which any of the IAC Indemnified Parties may suffer or incur by reason of the breach by Hollis-Eden of any of its representations and warranties set forth in Section 3.3, the third sentence of
          Section 3.4(b) (provided, however, that such numbers may vary by 5% without any breach taking place), Section 3.7(i) (provided, however, that no indemnification shall be made with respect to title to intangible assets) and Sections 3.8, 3.12, 3.14, 3.16 and 3.19 of this Agreement. Notwithstanding the foregoing, Hollis' indemnification obligations under this Section 11.2 shall only be triggered if Hollis knew, at the date of this Agreement or at the Closing Date, that the representation or warranty in question was false or misleading when made or given by Hollis-Eden.

                    (b)  In addition to the indemnification provided for in
          Section 11.2(a) above, Hollis shall indemnify and hold harmless IAC, the Surviving Corporation and Zizza from any and all losses or liabilities that IAC, Zizza or the Surviving Corporation may suffer or incur in the event any party other than Laidlaw claims that a brokerage or finder's fee is payable as a result of actions taken by Hollis or Hollis-Eden in connection with the Merger.

                    (c) Hollis shall not be required to indemnify the IAC Indemnified Parties pursuant to Section 11.2(a) above (i) except to the extent that the aggregate amount of IAC Indemnifiable Damages exceeds $25,000, in which case Hollis shall only be responsible for such IAC Indemnifiable Damages in excess of $25,000 in the aggregate or (ii) for any amounts in excess of $250,000. Hollis may pay such Indemnifiable Damages in cash or by transfer of his shares of Surviving Corporation Common Stock pro rata to such IAC Indemnified Parties at the fair market price of such Surviving Corporation Common Stock calculated by reference to the average Closing Price per share of the Surviving Corporation Common Stock over a period of twenty consecutive Trading Days immediately prior to the date of receipt by Hollis of a claim for IAC Indemnifiable Damages made by such IAC Indemnified Party.

                    11.3 Indemnification by Zizza.  (a) Subject to Section
                         ------------------------
          11.3(c) below, and in addition to the indemnification provided for in Section 11.3(b) below, Zizza hereby agrees to defend, indemnify and hold harmless, Hollis-Eden, the Surviving Corporation and their respective affiliates, officers, directors, stockholders, agents and employees (other than Zizza) (collectively, the "Hollis-Eden Indemnified Parties"), from and against any and all loss or liability, accrued, absolute or otherwise, in respect of losses, suits, proceedings, demands, judgments, damages, expenses and costs (including reasonable attorneys' fees and litigation expenses, whether arising out of a third party claim or relating to recovering indemnifiable damages from Zizza) (collectively, the "Hollis-Eden Indemnifiable Damages") which any of the Hollis-Eden Indemnified Parties may suffer or incur by reason of the breach by IAC of any of its representations or warranties set forth in Sections 4.3, 4.4, 4.7, 4.8, 4.12, 4.13, 4.14 and 4.17. Notwithstanding the
          foregoing, Zizza's indemnification obligations under this Section
          11.3 shall only be triggered if Zizza knew, at the date of this Agreement or at the Closing Date, that the representation or warranty in question was false or misleading when made or given by IAC.

                    (b)  In addition to the indemnification provided for in
          Section 11.3(a) above, Zizza shall indemnify and hold harmless Hollis-Eden, the Surviving Corporation and Hollis from any and all losses or liabilities that Hollis-Eden, the Surviving Corporation or Hollis may suffer or incur in the event any party other than Gruntal claims that a brokerage or finder's fee is payable as a result of actions taken by IAC or Zizza in connection with the Merger.

                    (c) Zizza shall not be required to indemnify the Hollis-Eden Indemnified Parties pursuant to Section 11.3(a) above
          (i) except to the extent that the aggregate amount of Hollis-Eden Indemnifiable Damages exceeds $25,000, in which case Zizza shall only be responsible for such Hollis-Eden Indemnifiable Damages in excess of $25,000 in the aggregate or (ii) for any amounts in excess of $250,000. Zizza may pay such Indemnifiable Damages in cash or by transfer of his shares of Surviving Corporation Common Stock pro rata to such Hollis-Eden Indemnified Parties at the fair market price of such Surviving Corporation Common Stock calculated by reference to the average Closing Price per share of the Surviving Corporation Common Stock over a period of twenty consecutive Trading Days immediately prior to the date of receipt by Zizza of a claim for Hollis-Eden Indemnifiable Damages made by such Hollis-Eden Indemnified Party.

                    11.4 Notice and Right to Defend Third Party Claims.
                         ---------------------------------------------
          Promptly upon receipt of notice of any third party claim, demand or assessment or the commencement of any suit, action or proceeding, or promptly following awareness of all relevant facts necessary to conclude that a non-third party claim may be made, in respect of which indemnity may be sought on account of an indemnity agreement contained in this Article XI, the party(ies) seeking indemnification (the "Indemnitee") will notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action, the party(ies) from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment is asserted or suit, action or proceeding is commenced against an Indemnitee, and it notifies the Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee, whose consent to the selection of counsel will not unreasonably be withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim, make personnel, books and records relevant to the claim available to the Indemnitor, and grant such authorization or powers of attorney to the agents, representatives and counsel of the Indemnitor as the Indemnitor may reasonably consider desirable in connection with the defense of any such claim.


                                     ARTICLE XII

                                    MISCELLANEOUS

                    12.1 Expenses.  Each party hereto shall bear its own
                         --------
          expenses with respect to the transactions contemplated hereby.

                    12.2 Amendment. This Agreement may be amended, modified
                         ---------
          or supplemented but only in a writing signed by the parties hereto.

                    12.3 Confidentiality and Return of Information.
                         -----------------------------------------

                    (a)  On and after the date  of this Agreement, IAC will
          keep secret and confidential (i) all information heretofore or hereafter acquired by it and deemed to be confidential by Hollis-Eden and (ii) all other information provided by Hollis-Eden to IAC relating to the business, operations, employees, customers and distributors of Hollis-Eden, including, but not limited to, any customer or distributor lists, documentation regarding Intellectual Property, marketing arrangements, business plans, sales plans, promotional sales materials, pricing information, manuals, correspondence, notes, financial data or employee information (all such information described in clauses (i) and
          (ii) above is hereinafter collectively referred to as "Confidential Information").

                    (b)  Upon any termination of this Agreement pursuant to
          Article IX hereof, IAC shall return to Hollis-Eden all documents and copies of documents in its possession relating to any Confidential Information, and no director, officer, employee or representative of IAC shall make or retain any copy or extract of any of the foregoing.

                 12.4 Notices. Any notice, request, instruction  or other
                     -------
          document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                    (a)  If to Hollis-Eden or Hollis:

                              808 S.W. Third Avenue, Suite 540
                              Portland, Oregon  97204
                              Facsimile No.: (503) 226-1489

                              with a copy to:

                              Cooley Godward LLP
                              4365 Executive Drive, Suite 1100
                              San Diego, CA  92121
                              Attention: Eric J. Loumeau, Esq.
                              Facsimile No.: (619) 453-3555

                    (b)  If to IAC or Zizza:

                              810 Seventh Avenue
                              New York, New York 10019
                              Facsimile No.:  (212) 333-7240

                              with a copy to:

                              Reid & Priest LLP
                              40 West 57th Street
                              New York, NY  10019
                              Attention:  Leonard Gubar, Esq.
                              Facsimile No.:  (212) 603-2001

          or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                    12.5 Waivers. The failure of a party hereto at any time
                         -------
          or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

                  12.6 Interpretation. The headings preceding the text of
                       --------------
          Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

                   12.7 Applicable Law. This Agreement shall be governed by
                        ---------------
          and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                    12.8 Assignment.  This Agreement shall be binding upon
                         ----------
          and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

                    12.9 No Third Party Beneficiaries.  This Agreement is
                         ----------------------------
          solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

                    12.10 Further Assurances.  Upon the request of the
                          ------------------
          parties hereto, the other parties hereto will, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

                    12.11 Severability.  If any provision of this Agreement
                          ------------
          shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                   12.12 Remedies Cumulative. The remedies provided in this
                         -------------------
          Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

                    12.13 Entire Understanding.  This Agreement and the
                          --------------------
          Certificate  of  Merger  set   forth  the  entire  agreement  and
          understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

                    12.14 Counterparts.  This Agreement may be executed in
                          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                        INITIAL ACQUISITION CORP.

                                  By: /s/ Salvatore J. Zizza
                                     ------------------------------------
                                           Name:   Salvatore J. Zizza
                                           Title:  Chairman and President


                                        HOLLIS-EDEN, INC.



                                  By: /s/ Richard B. Hollis
                                     ------------------------------------
                                           Name:   Richard B. Hollis
                                           Title:   Chairman, President and
                                                    Chief Executive Officer


                                        FOR PURPOSES OF SECTION 5.6 AND
                                        ARTICLE XI ONLY:

		  	                 /s/ Salvatore J. Zizza
                                        ---------------------------------
                                                 Salvatore J. Zizza


                                        FOR PURPOSES OF SECTION 5.6 AND
                                        ARTICLE XI ONLY:

                                         /s/ Richard B. Hollis
                                        ---------------------------------
                                                 Richard B. Hollis